SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported) November 20, 2007
VERAMARK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13898	16-1192368

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
3750 Monroe Avenue, Pittsford, New York 14534
(Address of Principal Executive Offices including zip code)
(585) 381-6000
(Registrant’s telephone number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operation.

     Item 1.01.  Entry into a Material Definitive Agreement.
     On November 20, 2007, the Board of Directors of Registrant amended and restated the Veramark Technologies, Inc. Board of Directors Deferred Compensation Plan (the “Plan”). Pursuant to the Plan, any member of the Board of the Registrant’s Board of Directors, who is not an employee of Registrant, may elect to defer all or a portion of the compensation he or she receives as a Director.  The Plan provides for the election and payment of accrued deferred accounts per the Director’s election, as may be specified in the Plan, and upon specified events.  Deferred accounts accrue interest on a quarterly basis equal to the interest realized by Registrant on its invested cash for the same quarter. The amendments are intended to comply with the final regulations adopted by the Internal Revenue Service under Section 409A of the Internal Revenue Code and do not change the principal terms of the Plan.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     Exhibit 10.1 Board of Directors Deferred Compensation Plan, as amended and restated November 20, 2007.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in Pittsford, New York on November 20, 2007.

Veramark Technologies, Inc.
By:	/s/ Ronald C. Lundy
Ronald C. Lundy,
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Board of Directors Deferred Compensation Plan adopted November 20, 2007.